EXHIBIT 1.1

BIODEL INC.

Common Stock, par value $0.01 per share

Underwriting Agreement

April 14, 2015

William Blair & Company, L.L.C.,

As Representative of the several Underwriters

named in Schedule I hereto,

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Biodel Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom William Blair & Company, L.L.C. is acting as representative (the “Representative” or “you”) an aggregate of 32,608,696 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 4,891,304 additional shares (the “Optional Securities”) of common stock, par value $0.01 per share (“Common Stock”), of the Company (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

The Company understands that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as you deem advisable after the registration statement hereinafter referred to becomes effective.

1.            The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           Registration Statement.

(i)          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-202874) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B or 430C under the Securities Act or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b)

Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-1 pursuant to General Instruction VII. The Company has complied with all requests of the Commission for additional or supplemental information.

(ii)         No stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission.

(iii)        The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” Any reference herein to any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act as of the date of such prospectus, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, and prior to the termination of this offering.

(iv)        For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed to be a part thereof.

(b)          Compliance with Registration Requirements. As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the Securities Act), at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and as of the Closing Date, the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time of filing or the time of first use and as of the Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to the Underwriter Information (as defined in Section 9(b)).

(c)           Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date, neither (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Prospectus, and the information included on Schedule II hereto, all considered together (collectively, the “Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to the Underwriter Information. As used in this paragraph and elsewhere in this Agreement:

(1)            “Applicable Time” means 6:30 p.m., New York City time, on the date of this Agreement.

(2)            “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(3)            “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified on Schedule I hereto, and does not include a “bona fide electronic road show” as defined in Rule 433.

(4)            “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(d)          Conflict with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, that the Company makes no representations or warranty in this paragraph with respect to the Underwriter Information.

(e)           Distributed Materials. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 6(a) hereof. The Company has filed and will file with the Commission all Issuer Free Writing Prospectuses that are required to be filed in the time required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the offering is solely the property of the Company.

(f)           Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement, the Company is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering as contemplated by the Registration Statement.

(g)          Incorporated Documents. The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          Due Incorporation and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in Connecticut, the only jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (a “Material Adverse Effect”). The Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(i)           Capitalization. The Securities conform in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The issuance of the Securities to be purchased from the

Company hereunder is not subject to preemptive or other similar rights, or any restrictions upon the voting or transfer pursuant to applicable law or the Company’s certificate of incorporation, bylaws or other governing documents or any agreement to which the Company is a party or by which it is bound. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Registration Statement, Disclosure Package and the Prospectus. The description of the Company’s 2004 Stock Incentive Plan, the Company’s 2005 Employee Stock Purchase Plan, the Company’s 2005 Non-Employee Directors Stock Option Plan and the Company’s 2010 Stock Incentive Plan (as amended and restated) and the awards granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to each such plan.

(j)            Authorization, Issuance. The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered by the Company against payment therefor, as provided herein, will be validly issued, fully paid and nonassessable.

(k)           No Registration Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived, or such rights, the failure with which to comply would not reasonably be expected to have a Material Adverse Effect (as defined below) or adversely affect the consummation of the transactions contemplated by this Agreement.

(l)            Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(m)          No Violation. The Company is not in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its certificate of incorporation, bylaws or other governing documents, (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA); except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(n)          No Conflict. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Securities, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company is a party or by which any of its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company; except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(o)          No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Capital Market (“Nasdaq”)), or approval of the stockholders of the Company (including as may be required pursuant to the rules and regulations of Nasdaq), is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby, except as have been obtained or made and other than (i) as may be required under the Securities Act, (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iii) as may be required under the Exchange Act or state “Blue Sky” laws.

(p)          Absence of Material Changes. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or any repurchase or redemption by the Company of any class of capital stock; and (iv) there has not been any change in the capital stock outstanding on the date hereof, or material change in the short−term debt or long−term debt of the Company or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants or exercises of stock options under the Company’s stock incentive plans, purchases under the Company’s employee stock purchase plan, or conversions of convertible securities that are disclosed in the Registration Statement, Disclosure Package and the Prospectus).

(q)          Permits. Except as disclosed in the Disclosure Package and the Prospectus, the Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, including, without limitation, all such certificates, authorizations and permits required by the FDA or any other state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(r)           Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company, would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

(s)           Audit Committee. The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and Nasdaq.

(t)           Independent Accountants. To the Company’s knowledge, BDO USA, LLP, who has audited the financial statements of the Company, is an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(u)          Financial Statements. The financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects in accordance with generally accepted accounting principles as in effect in the United States (“GAAP”) (i) the financial condition of the Company, as of the dates indicated and (ii) the results of operations, stockholders’ equity and changes in cash flows of the Company, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with GAAP, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Commission, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

(v)          Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)          Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(x)           Good Title to Property. The Company does not own any real property. The Company has good and valid title to, or has valid rights to lease or otherwise use, all personal property described in the Registration Statement, the Disclosure Package and the Prospectus, which are material to its respective businesses, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect. All of the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(y)          Intellectual Property Rights. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(z)           Patent Applications. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, the Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable. To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, no third party possesses rights to the

Company’s Intellectual Property, that, if exercised, could enable such party to develop products competitive to those the Company intends to develop as described in each of the Disclosure Package and the Prospectus.

(aa)         Tests and Preclinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Disclosure Package and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA, the Therapeutic Goods Administration (the “TGA”), or any foreign government exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company, and the results thereof, contained in the Disclosure Package and the Prospectus are accurate and complete in all material respects; the Company is not aware of any other studies, or tests or preclinical and clinical trials, the results of which reasonably call into question the results described or referred to in the Disclosure Package and the Prospectus; and the Company has not received any notices or correspondence from the FDA, TGA, or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, which termination, suspension, modification or clinical hold would reasonably be expected to have a Material Adverse Effect.

(bb)        Taxes. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes shown thereon and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(u) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

(cc)         Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(dd)        Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee)         No Price Stabilization. Neither the Company nor, to the Company’s knowledge, any of its respective officers or directors, has taken or will take, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(gg)        Sarbanes-Oxley Act. There is no failure on the part of the Company and, to the best of the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) in any material respect, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh)        Brokers Fees. Except as disclosed in the Disclosure Package and the Prospectus, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering.

(ii)           FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding (A) the date the Registration Statement was initially filed with the Commission and (B) the date the Prospectus was filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(jj)           Compliance with Environmental Laws. Except as may otherwise be disclosed in the Disclosure Package and the Prospectus, (i) the Company is not in violation of any federal,

state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(kk)         No Labor Disputes. No labor problem or dispute with the employees of the Company exists or, to the best of the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect.

(ll)           ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and reasonably does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(mm)       Nasdaq; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and accepted for listing on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of listing of the Securities thereon. The Securities have been authorized for listing, upon official notice of issuance, on Nasdaq.

(nn)        Statistical or Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)        Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)        FCPA. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)        Accuracy of Statements in Prospectus. The statements in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 under the headings “Business — Government Regulation” and “Business — Intellectual Property and Proprietary Technology,” and (ii) the Prospectus under the headings “Risk Factors — Risks Related to Our Intellectual Property,” “Description of Capital Stock” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(rr)          OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, knowingly use the proceeds of the offering, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Underwriters as to the matters covered thereby.

2.            Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $0.8625, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 4,891,304 Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.            Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)           The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust

Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., New York City time, on April 20, 2015 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representative. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Morrison & Foerster, LLP, at 250 W. 55th Street, New York, New York 10019-9601 (the “Closing Location”), and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day (as defined in Section 15 hereof) immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.            The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required under the Securities Act ; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, within the time required by such rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary

Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act ) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act ) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act ) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act ;

(d)          To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)           During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative on behalf of the Underwriters (other than (A) the Securities to be sold to the Underwriters hereunder, (B) the issuance of options, restricted stock units, restricted stock or other equity awards to acquire shares of Common Stock granted pursuant to the Company's equity incentive plans that are described in the Prospectus, as such plans may be amended, (C) the issuance of shares of Common Stock upon the exercise of any such options, restricted stock units or other equity awards to acquire shares of Common Stock, (D) the filing by the Company of registration statements on Form S-8 with respect to the Company's benefit plans that are referred to in the Prospectus, (E) the issuance by the Company of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (E) agrees that all such shares remain subject to restrictions substantially similar to those contained in this Section 5(e), and (F) shares of Common Stock issued upon exercise of outstanding warrants or conversion of outstanding convertible preferred stock); provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative on behalf of the Underwriters waives, in writing, such extension, except that such extension will not apply if the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by any Underwriter during the 16 days before or after the last day of the Lock-Up Period (before giving effect to such extension); the Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f)           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(g)          To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”; and

(h)          To use its best efforts to list, subject to notice of issuance, the Securities on Nasdaq.

6.            (a)            The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than any such free writing prospectus the use of which has been consented to by the Representative and which is listed on Schedule II(a) hereto; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.            The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all fees and expenses in connection with listing the Securities on Nasdaq; (iv) any expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) the costs incidental to the issuance of the Securities, including the costs of preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper” (including related fees and disbursements of Canadian counsel to the Underwriters, which disbursement shall not exceed $10,000); (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft and other transportation chartered in connection with the road show; (ix) all costs, fees and expenses (including reasonable fees and expenses of counsel for the Underwriters, but excluding the fees, expenses and disbursements of such counsel provided for in clause (iv) and (v) above) incurred by the Underwriters in connection with matters related to the Securities to be sold by the Company pursuant to this Agreement, not to exceed, without the Company’s prior consent, $75,000; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.            The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company herein are, at and as of such Time of Delivery, true and correct (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Morrison & Foerster LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Wiggin and Dana LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d)          Pabst Patent Group LLP, intellectual property counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e)           Paul Bavier, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, BDO USA, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;

(g)          (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (ii) since the respective dates as of which information is given in the Disclosure Package there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)            The Securities to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Nasdaq;

(k)           The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up letter from each of the Company’s executive officers and directors, substantially to the effect set forth in Annex I hereof, in form and substance satisfactory to the Representative;

(l)            The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)          The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (g) and (h) of this Section 8 and as to such other matters as you may reasonably request;

9.            (a)            The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (the “Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or in any Marketing Materials, in reliance upon and in conformity with the Underwriter Information.

(b)          Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information, it being understood and agreed that the only such information furnished by the Underwriters that shall constitute “Underwriter Information” for the purposes of this Agreement consists of the following: (i) the information in the third paragraph under the heading “Underwriting” in the Prospectus regarding the terms of the offering by the Underwriters; (ii) the information under the subheading “Underwriting – Stabilization” in the Prospectus; (iii) the information under the subheading "Underwriting – Regulation M Restrictions" in the Prospectus; and (iv) the information in the second sentence under the subheading “Underwriting – Affiliations” in the Prospectus; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 9 is applicable on its terms but unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act ) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act , including, without limitation, the officers, directors, partners and members of each such Underwriter and its broker-dealer affiliates; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.          (a)            If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of outside counsel, reasonably incurred and documented by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representative in care of William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606, Attention: General Counsel, Facsimile: (312) 551-4646, with copy to Morrison & Foerster, LLP, 250 W. 55th Street, New York, New York 10019-9601, Attention: Anna T. Pinedo, Esq., Facsimile: (212) 468-7900; and if to the Company shall be delivered or sent by mail or facsimile transmission to Biodel Inc. 100 Saw Mill Road, Danbury, Connecticut 06810, Attention: President and Chief Executive Officers, Facsimile: (203) 796-5000 with copy to Wiggin and Dana LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, Attention: Michael Grundei, Esq.,

Facsimile: (203) 363-7676. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

16.          The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.          The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.          THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signature page hereto via facsimile or other electronic image transmission shall be valid and binding for all purposes.

22.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.          If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24.          Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

BIODEL INC.

By:	/s/ Gary G. Gemignani
Name: Gary G. Gemignani
Title: Chief Financial Officer

Accepted as of the date hereof:

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Marina Bozilenko
Name: Marina Bozilenko
Title: Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
William Blair & Company, L.L.C.	16,304,349	2,445,652
Ladenburg Thalmann & Co. Inc.	13,043,478	1,956,522
Roth Capital Partners, LLC	3,260,869	489,130
Total	32,608,696	4,891,304

SCHEDULE II

(a)	Issuer Free Writing Prospectuses: None

(b)	Additional Documents Incorporated by Reference: None

Annex I

[Form of Lock-Up Letter]

___, 2015

William Blair & Company, L.L.C.

As Representative of the several Underwriters

c/o William Blair & Company, L.L.C.

222 West Adams

Chicago, Illinois 60606

Ladies and Gentlemen:

The undersigned understands that William Blair & Company, L.L.C. (“William Blair”), as the representative of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Biodel Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the Company of shares of common stock, par value $0.01 per share (the “Common Stock”), and potentially other securities. All such securities to be sold in the Offering are hereinafter collectively referred to as the “Securities.”

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of William Blair on behalf of the Underwriters (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date ninety (90) days after the date of the final prospectus (including the final prospectus supplement) to be used in confirming the sale of the Securities, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clauses (1) and (2) above shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the laws of descent, or (iv) effected pursuant to any exchange of “underwater” options with the Company, (c) the exercise of any stock option issued pursuant to the Company’s existing stock option plans, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, (d) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof, or (e) the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of Lock-Up Period and provided further that in the case of any transfer or distribution pursuant to clause (b) or (c), no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of William Blair, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the purpose of allowing you to comply with FINRA Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless William Blair, on behalf of the Underwriters waives, in writing, such extension.

Notwithstanding the foregoing, if the Company has “actively traded securities” within the meaning of Rule 139 of the Securities Act of 1933, or otherwise satisfies the requirements set forth in Rule 139 that would permit the Underwriters to publish issuer-specific research reports pursuant to Rule 139, the Lock-Up Period shall not be extended upon the occurrence of (1) or (2) above.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective on or prior to May 15, 2015, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement. However, this Lock-Up Agreement shall be understood to apply with equal force if the Company determines to proceed with an offering of equity-linked securities, exchangeable for or exercisable for, shares of its Common Stock, in a private offering in which William Blair acts as the lead placement agent.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

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